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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Energy Research International

     We consent to the use of our report dated May 27, 1997 included in the registration statement on Form S-1 of Eagle Geophysical, Inc. with respect to the consolidated balance sheets of Energy Research International and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity/(deficit) and cash flows for each of the years in the three year period ended December 31, 1996.

                                          /s/  KPMG

Exeter, England
June 2, 1997